FOR RELEASE

Digital Lifestyles Group Announces Resignation of Director

Walnut, CA—(MARKET WIRE)—April 19, 2007 — Digital Lifestyles Group, Inc. (the “Company”) (DLFG.PK) announced today that Jay Furrow has resigned as a director effective as of April 18, 2007.

L.E. Smith, the Company’s Chairman and Chief Executive Officer, stated, “On behalf of Digital Lifestyles Group, I want to thank Jay for his service to the Company and wish him the best of luck in his future endeavors.”

About Digital Lifestyles Group Inc.

Digital Lifestyles Group Inc. is a computer and consumer electronics company that designs, manufactures and markets digital lifestyle products. More information about Digital Lifestyles Group will be made available upon request.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Digital Lifestyles Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability for the Company to raise sufficient funds to operate the business going forward, successful implementation of its restructuring plan, including the ability to generate positive cash flow from operations, and other risks detailed in the company’s periodic report filings with the Securities and Exchange Commission. There can be no assurance that any estimations or projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

L.E. Smith
(931) 707-9601